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                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the Incorporation by reference in Registration Statements No. 33-76484 and No. 33-85022 on Form S-8 and Registration Statements No. 333-05555 and No. 333-05521 on Form S-3 of Boyd Gaming Corporation of our reports dated August 23, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Boyd Gaming Corporation for the year ended June 30, 1996.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
September 27, 1996